Exhibit 23(h)(10)

THE COMMERCE FUNDS

AMENDED AND RESTATED

SHAREHOLDER ADMINISTRATIVE SERVICES PLAN

(Institutional Shares)

Section 1. Upon the recommendation of Commerce Investment Advisors, Inc., the Trust’s investment advisor (the “Advisor”), any officer of The Commerce Funds (the “Trust”) is authorized to execute and deliver, in the name and on behalf of the Trust, written agreements in substantially the form attached hereto or in any other form duly approved by the Board of Trustees (“Servicing Agreements”) with securities dealers, financial institutions and other industry professionals that are shareholders or dealers of record or which have a servicing relationship (“Service Organizations”) with the beneficial owners of Series A-1, Series B-1, Series C-1, Series D-1, Series E-1, Series F-1, Series G-1, Series H-1, Series I-1, Series J-1, Series K-1 and Series L-1 shares, of beneficial interest (“Institutional Shares”) in any of the Trust’s portfolios (the “Funds”). Such Servicing Agreements shall require the Servicing Organization to provide support services as set forth therein to their clients who beneficially own Institutional Shares in one or more of the Funds in consideration for a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, at the annual rate of up to 0.25% of the average daily net asset value of Institutional Shares of the Funds beneficially owned by such clients. Expenses shall be allocated under this Plan in the discretion of the Board of Trustees and pursuant to the provisions of Rule 18f-3 under the Investment Company Act of 1940, as amended.

Section 2. Goldman Sachs Asset Management (“GSAM”), as administrator, shall monitor the arrangements pertaining to the Trust’s Servicing Agreements with the Service Organizations in accordance with the terms of their Administration Agreement with the Trust with respect to the Institutional Shares. GSAM shall not, however, be obliged by this Plan to recommend, and the Trust shall not be obliged to execute, any Servicing Agreement with any qualifying Service Organizations.

Section 3. So long as this Plan is in effect, the Service Organization shall provide to the Trust’s Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

Section 4. This Plan shall become effective with respect to the Institutional Shares of a particular Fund upon the approval of the Plan (and the form of Servicing Agreement attached hereto) by a majority of the Board of Trustees, including a majority of the Trustees who are not “interested persons” as defined in the Investment Company Act of 1940 (the “Act”) of the Trust and have no direct or indirect financial interest in the operation of this Plan or in any Servicing Agreements or other agreements related to this Plan (the “Disinterested Trustees”), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan (and form of Servicing Agreement); provided however, that such effectiveness shall not occur prior to the effective date of the Trust’s Registration Statement under the Securities Act of 1933.

Section 5. Unless sooner terminated, this Plan shall continue in effect for so long as its continuance is approved at least annually in the manner set forth in Section 4.

Section 6. This Plan may be amended at any time by the Board of Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

Section 7. This Plan is terminable at any time by vote of a majority of the Disinterested Trustees.

Section 8. While this Plan is in effect, the selection and nomination of those Trustees who are not “interested persons” (as defined in the Act) of the Trust shall be committed to the discretion of the Disinterested Trustees.

Section 9. The Trust has adopted this Shareholder Administrative Services Plan with respect to Institutional Shares of each Fund as of September 28, 1994, as amended on November 3, 1995, September 19, 1996, December 12, 1996, April 29, 1998, October 25, 2000 and June 11, 2002.

The Commerce Funds

SERVICING AGREEMENT

Under Amended and Restated

Shareholder Administrative Services Plan

(Institutional Shares – 401(k) Plans)

Ladies and Gentlemen:

The Commerce Funds (the “Trust”) wishes to enter into this Servicing Agreement with you concerning the provision of recordkeeping and administrative services to or on behalf of participants in pension and profit sharing plans described in Section 401(a) of the Internal Revenue Code including 401(k) plans (“Plans”), who beneficially own Institutional Shares of beneficial interest (“Institutional Shares”) in one or more of the Trust’s portfolios (the “Funds”) which are listed on Appendix A.

The terms and conditions of this Servicing Agreement are as follows:

Section 1. You agree, in coordination with the Trust and each Plan’s sponsor, investment adviser or administrative committee (“Plan Representative”), to establish and maintain Plan participant accounts and provide related administrative services with respect to such accounts.

You may engage at your own expense one or more third parties to act as your agent or agents for the purpose of providing the Plan participant recordkeeping and administrative services described herein; provided, however, that the appointment of any such agent shall not relieve you of your responsibilities or obligations under this Agreement.

Section 2. (a) For balance forward recordkeeping, you and any duly appointed agent will provide one or more of the following support services to Plans who may from time to time own Institutional Shares of the Funds: (i) establishing and maintaining Plan participant accounts and records relating to participants that invest in Institutional Shares of the Funds; (ii) recording participant account balances and changes thereto, including debits and credits to such accounts in the form of cash, dividends and Institutional Shares of the Funds; (iii) aggregating and processing purchase, redemption and exchange requests for Institutional Shares of the Funds from Plan participants and placing net purchase, redemption and exchange orders with the Trust’s distributor; (iv) providing Plan participants with a service that invests the assets of their accounts in Institutional Shares of the Funds pursuant to specific or pre-authorized instructions; (v) providing information periodically to Plan participants concerning their positions in Institutional Shares of the Funds; (vi) arranging for bank wires; (vii) responding to routine inquiries from Plan participants concerning their investments in Institutional Shares of the Funds; (viii) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Plan participants; (ix) providing such other similar services as the Trust may reasonably request to the extent you are permitted to do so under applicable statutes, rules or regulations; and (x) furnishing necessary personnel and facilities in order to provide the foregoing services.

(b) For daily recordkeeping, the Trust or its designee will furnish to you, with respect to each Fund, (i) confirmed net asset value information as of the close of regular trading (currently 4:00 P.M. Eastern Time) (“Close of Trading”) on each business day that the New York Stock Exchange is open for business (“Business Day”), (ii) dividend and capital gains information as it becomes available, and (iii) in the case of any income Fund, the daily accrual for interest rate factor (mil rate). The Trust shall use its best efforts to provide such information for each Fund to you by means of electronic transmission or other mutually acceptable means by 7:00 P.M. (but no later than 9:00 P.M.) Eastern Time on each Business Day.

You or your duly appointed agent shall, on behalf of the Trust, receive from the Plan Representatives or from participants for acceptance prior to the Close of Trading on each Business Day: (1) orders for the purchase of Institutional Shares of the Funds, and (2) redemption requests and redemption and exchange directions with respect to Institutional Shares of the Funds held by the Plans (“Instructions”). You or your agent shall, upon your acceptance of any such Instructions, communicate your acceptance to the Plans.

You shall communicate to the Trust on each Business Day that you or such agent are open for business, by means of electronic transmission or other mutually acceptable means, by 9:00 A.M. Eastern Time a report of the trading activity for the most recent Business Day for each Plan in any of the Funds. The number of Institutional Shares to be purchased or redeemed will be determined based upon the net asset value at the Close of Trading on the most recent Business Day. You agree to give the Trust reasonable notice of any Business Day on which you or, if appropriate, your duly appointed agent will not be open for business.

In the event that the Trust receives the trading information called for by the preceding paragraph of this Section 2 after 9:00 A.M. Eastern Time on a Business Day, the Trust will use its best efforts to enter a Plan’s orders at the net asset value at the Close of Trading on the most recent Business Day, but if the Trust is unable to do so, the transaction will be entered at the net asset value determined after the Trust receives the trading information.

The Trust will send via electronic transmission or other mutually acceptable means to you or your duly appointed agent a verification of each Business Day’s net purchase or net redemption, as the case may be, for each affected Fund by the Close of Business on the next Business Day.

In the event there is a net purchase or a net redemption for a Plan in any Fund on any Business Day that you or, if appropriate, your duly appointed agent, are open for business, you or such agent will provide such information to the Plan Representative for purposes of effecting wire payments to or receiving wire payments from the Trust, as the case may be.

(c) You and any duly appointed agent will perform the recordkeeping and administrative services described herein in accordance with any applicable conditions set forth in each Fund’s prospectus and will bear all expenses of maintaining the facilities and personnel necessary to perform such services; provided, however, that the Trust will be responsible for maintaining all applicable state and federal securities registrations and for providing to you or your agent proxy statements, shareholder reports, prospectuses and all other such materials as the Trust or applicable law may require to be distributed to Plan participants.

Section 3. Subject to your compliance with the provisions of Section 2 hereof, you will be considered a limited agent for the Trust for the purposes of receiving orders for purchases and redemptions of Institutional Shares. The Business Day on which Instructions are received in proper form by you or your duly appointed agent from participants or Plan Representatives by the Close of Trading will be the date as of which Institutional Shares will be purchased and redeemed as a result of such Instructions. Instructions received in proper form by you or your agent from participants or Plan Representatives after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. Dividends and capital gains distributions will be issued in additional Institutional Shares of the applicable Fund at net asset value in accordance with each Fund’s then current prospectus.

Section 4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning the Trust or the Institutional Shares except those contained in the Trust’s then current prospectuses and statements of additional information for such Institutional Shares, copies of which will be supplied by the Trust to you, or in such supplemental literature or advertising as may be authorized by the Trust in writing. You agree to conduct your activities in accordance with any applicable federal or state laws, including securities laws and any obligation thereunder to disclose to Plan participants the receipt of fees in connection with their beneficial ownership of Institutional Shares of the Funds.

Section 5. In consideration of the services and facilities described herein, you shall be entitled to receive such fees as are set forth in Appendix B attached hereto. You understand that the payment of fees has been authorized pursuant to a Shareholder Administrative Services Plan (“Services Plan”). Such fees will be paid by the Trust only so long as the Services Plan and this Agreement are in effect. You acknowledge that the Trust may enter into similar agreements with others without your consent.

Section 6. You understand that the Trust’s administrator will provide the Trust, and the trustees of the Trust will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. You will furnish the Trust or its designees with such information as the Trust or its administrator may reasonably request (including, without limitation, periodic certifications confirming the provision to participants of the services described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Trust’s Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

Section 7. By your written acceptance of this Agreement, you represent, warrant and agree that the compensation payable to you hereunder, together with any other compensation you receive from participants for services contemplated by this Agreement, will be disclosed by you to participants, will be authorized by participants and will not be excessive or unreasonable under the laws and instruments governing your relationship with participants.

Section 8. The Trust reserves the right, at its discretion and without notice, to suspend the sale of Institutional Shares or withdraw the sale of Institutional Shares of any Fund.

Section 9. You agree to indemnify and hold the Trust and its adviser, custodian and transfer agent harmless from any losses, claims, damages, liabilities or expenses to which an indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon (i) negligence or willful misconduct in the provision of recordkeeping and administrative services by you, your employees or agents, (ii) any breach by you of any material provision of this Agreement or (iii) any breach by you of any representation, warranty or covenant made in this Agreement.

The Trust agrees to indemnify and hold you harmless from any losses, claims, damages, liabilities or expenses to which you may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon (i) any breach by the Trust of any material provision of this Agreement or (ii) any breach by the Trust of any representation, warranty or covenant made in this Agreement.

This Section shall survive the termination of this Agreement. Nothing in this Section shall require either party to indemnify the other for consequential damages.

Section 10. This Agreement shall continue until December 1,              and thereafter shall continue automatically for successive annual periods, provided such continuance is approved in connection with the approval of the Services Plan at least annually by a vote of (i) the Trust’s Board of Trustees and (ii) those trustees who are not “interested persons” (as defined in the Investment Company Act of 1940 (the “Act”)) of the Trust, and who have no direct or indirect financial interest in the operation of the Services Plan and this Agreement (“Disinterested Trustees”), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to Institutional Shares of a Fund without penalty, at any time by the Trust, by vote of (i) a majority of Disinterested Trustees, or (ii) a majority of the outstanding Institutional Shares of such Fund (as defined in the Act), or you, on not more than 60 days’ written notice. Notwithstanding anything contained herein, in the event that the Services Plan shall be terminated by the Trust’s Board of Trustees, or the Services Plan or any part thereof is found invalid or is ordered terminated by any regulatory or judicial authority, or you or your agents shall fail to perform the recordkeeping and administrative services contemplated by this Agreement, such determination to be made in good faith by the Trust, this Agreement shall be terminable effective upon receipt of notice thereof by you.

Section 11. All notices, consents and other communications provided for in this Agreement to be given by one party to the other party will be deemed validly given if in writing and delivered personally or sent by express delivery or certified mail, return receipt requested, or confirmed facsimile transmission to the address or telephone numbers provided herein.

Section 12. Each of us hereby represents and warrants to the other that the execution, delivery and performance of our respective obligations under this Agreement have been duly and irrevocably authorized, and that this Agreement is valid, binding and enforceable in accordance with its terms.

Section 13. This Agreement shall be subject to all applicable provisions of law, including, without being limited to, the applicable provisions of the Act, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended; and to the extent that any provisions herein conflict with any such applicable provisions of law, the latter shall control.

Section 14. This Agreement will be construed in accordance with the laws of the State of Delaware and is non-assignable by the parties hereto.

Section 15. The Trust Instrument establishing the Trust, dated February 7, 1994 a copy of which is on file in the office of the Secretary of State of the State of Delaware, provides that the term “Trustees of The Commerce Funds” refers to the individual Trustees in their capacity as Trustees under the Trust Instrument and no Trustee, when acting in such capacity, shall be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees may satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to the Trust from the assets of the Trust only; and neither the shareholders nor Trustees nor any of their agents, whether past, present or future, shall be personally liable for any claim against the Trust or its Trustees.

Section 16. You hereby represent and warrant that:

(i) you have implemented policies and procedures reasonably designed to guard against market timing of the Funds by your clients (“Clients”) and to ensure that purchase, redemption and exchange transactions are processed in compliance with the Funds’ prospectuses and all applicable rules and regulations, including but not limited to Rule 22c-1 of the Investment Company Act of 1940, as amended (the “1940 Act”);

(ii) you will follow (a) any procedures set forth in this Agreement; (b) the procedures set forth in the Funds prospectuses as amended from time to time; (c) all applicable rules and regulations, including but not limited to Rule 22c-1 of the 1940 Act; and (d) your own internal policies and procedures regarding the processing of purchase, redemption and exchange transactions in a timely fashion and regarding anti-market timing policies; and

(iii) you have adopted policies and procedures reasonably designed to ensure that orders for Fund Institutional Shares (“Fund Orders”) received prior to the Close of Trading are segregated from Fund Orders received after the Close of Trading, and that such orders are properly transmitted to the Funds (or their agents) in accordance with this Agreement for execution at the current day’s net asset value and that such procedures either prevent or detect on a timely basis instances of noncompliance with the policy with respect to the receipt and processing of Fund Orders.

You will indemnify and hold the Trust harmless against any liabilities (including costs of investigation and defense) to which the Trust becomes subject as a result of your breach of this Section 16.

Section 17. You hereby represent and warrant that during the term of this Agreement, your operating policies and procedures will be in compliance with Title III of the USA PATRIOT Act of 2001 and that you will:

•	conduct appropriate due diligence with respect to your Client;

•	know your customers and will not invest monies into the Funds that you suspect are derived from illegal sources;

•	monitor Client accounts for suspicious activity; report suspicious activity to appropriate authorities and notify the compliance officer of the Funds in the event you identify and/or report suspicious activities with respect to Clients holding Institutional Shares; and

•	provide appropriate training and supervision to your employees to ensure they understand activities that may be indicative of money laundering activities and that they understand and comply with the foregoing requirements of this Section 17.

If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this Agreement where indicated below and promptly return it to The Commerce Funds, c/o Commerce Investment Advisors, Inc., Attention: William Schuetter, 922 Walnut Street, Kansas City, Missouri 64106.

Very truly yours,

THE COMMERCE FUNDS

Date:	By:
Authorized Officer

Address:

Telephone:

Facsimile:

Accepted and Agreed to:

[Name of Service Organization]

Date:	By:
Authorized Officer

Address:

Telephone:

Facsimile:

APPENDIX A

Please check the appropriate boxes to indicate the Funds of The Commerce Funds for which you wish to act as a Service Organization with respect to Institutional Shares.

☐	Short-Term Government Fund

☐	Bond Fund

☐	Balanced Fund

☐	Growth Fund

☐	MidCap Growth Fund

☐	Core Equity Fund

☐	Kansas Tax-Free Intermediate Bond Fund

☐	International Equity Fund

☐	National Tax-Free Intermediate Bond Fund

☐	Missouri Tax-Free Intermediate Bond Fund

☐	Value Fund

☐	Asset Allocation Fund

APPENDIX B

Fees Payable

Fees shall be payable to you, on a monthly basis, at the rate set forth below of each Fund’s average daily net assets attributable to the Institutional Shares beneficially owned by participants of Plans for whom services under this Agreement are being provided by you or your agent.

Fund	Fee

Short-Term Government Fund	0.15%

Bond Fund	0.15%

Growth Fund	0.25%

MidCap Growth Fund	0.25%

Core Equity Fund	0.25%

Kansas Tax-Free Intermediate Bond Fund	0.15%

International Equity Fund	0.25%

National Tax-Free Intermediate Bond Fund	0.15%

Missouri Tax-Free Intermediate Bond Fund	0.15%

Value Fund	0.25%

Asset Allocation Fund	0.10%

The Commerce Funds

SERVICING AGREEMENT

Under Amended and Restated

Shareholder Administrative Services Plan

(Institutional Shares – Non-401(k) Plans)

Ladies and Gentlemen:

The Commerce Funds (the “Trust”) wishes to enter into this Servicing Agreement with you concerning the provision of administrative support services to your clients (“Clients”) who may from time to time beneficially own Institutional Shares of beneficial interest in one or more of the portfolios (the “Funds”) which are offered by the Trust which are listed on Appendix A (“Institutional Shares”).

The terms and conditions of this Servicing Agreement are as follows:

Section 1. You agree to provide one or more of the following support services to Clients who may from time to time beneficially own Institutional Shares: (i) establishing and maintaining accounts and records relating to Clients that invest in Institutional Shares; (ii) aggregating and processing purchase, redemption and exchange requests for Institutional Shares from Clients and placing net purchase, redemption and exchange orders with the Trust’s distributor; (iii) providing Clients with a service that invests the assets of their accounts in Institutional Shares pursuant to specific or pre-authorized instructions; (iv) processing dividend and distribution payments from the Trust on behalf of Clients; (v) providing information periodically to Clients showing their positions in Institutional Shares; (vi) arranging for bank wires; (vii) responding to routine inquiries from Clients concerning their investments in Institutional Shares; (viii) responding to Client inquiries relating to the services performed by you; (ix) providing subaccounting with respect to Institutional Shares beneficially owned by Clients or the information to the Trust necessary for subaccounting; (x) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; and (xi) assisting Clients in changing dividend options, account designations and addresses; (xii) providing such other similar services as the Trust may reasonably request to the extent you are permitted to do so under applicable statutes, rules or regulations. You will provide to Clients a schedule of any fees that you may charge to them relating to the investment of their assets in Institutional Shares.

Section 2. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Clients.

Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning the Trust or Institutional Shares except those contained in the Trust’s then current prospectuses for such Institutional Shares, copies of which will be supplied by the Trust to you, or in such supplemental literature or advertising as may be authorized by the Trust in writing.

Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold the Trust harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Institutional Shares by or on behalf of Clients. You and your employees will, upon request, be available during normal business hours to consult with the Trust or its designees concerning the performance of your responsibilities under this Agreement.

Section 5. In consideration of the services and facilities provided by you hereunder, the Trust will pay to you, and you will accept as full payment therefor, a fee at the annual rate as set forth on Appendix B hereto of the average daily net asset value of the Institutional Shares held of record by you from time to time on behalf of Clients (the “Clients’ Institutional Shares”), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of the Clients’ Institutional Shares will be computed in the manner specified in the Trust’s registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Institutional Shares for purposes of purchases and redemptions. By your written acceptance of this Agreement, you agree to and do waive such portion of the fee payable under this Section 5 as is necessary to assure that the amount of such fee together with any other expenses of the Funds which are required to be accrued on any day with respect to your Clients does not exceed the income to be accrued to your Clients’ Institutional Shares on that day. The fee rate stated above may be prospectively increased or decreased by the Trust, in its sole discretion, at any time upon notice to you. Further, the Trust may, in its discretion and without notice, suspend or withdraw the sale of Institutional Shares, including the sale of such Institutional Shares to you for the account of any Client or Clients.

Section 6. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Agreement will provide to the Trust’s Board of Trustees, and the Trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish the Trust or its designees with such information as the Trust or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Trust’s Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filings that may be required by law.

Section 7. The Trust may enter into other similar Servicing Agreements with any other person or persons without your consent.

Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any Institutional Shares issued by the Trust; (ii) the compensation payable to you hereunder, together with any other compensation you receive from Clients for services contemplated by this Agreement, will not be excessive or unreasonable under the laws and instruments governing your relationships with Clients; and (iii) in the event an issue pertaining to the Trust’s Shareholder Administrative Services Plan for Institutional Shares is submitted for shareholder approval, you will vote any shares held for your own account in the same proportion as the vote of those shares held for your Client’s accounts.

Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Trust or its designee. Unless sooner terminated, this Agreement will continue until December 1,             , and thereafter will continue automatically for successive annual periods ending on December 1, provided such continuance is specifically approved at least annually by the Trust in the manner described in Section 12 hereof. This Agreement is terminable, without penalty, at any time by the Trust (which termination may be by vote of a majority of the Trust’s Disinterested Trustees as defined in Section 12 hereof) or by you upon notice to the other party hereto.

Section 10. All notices and other communications to either you or the Trust will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.

Section 11. This Agreement will be construed in accordance with the laws of the State of Delaware and is non-assignable by the parties hereto.

Section 12. This Agreement has been approved by vote of a majority of (i) the Trust’s Board of Trustees and (ii) those Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940) of the Trust and have no direct or indirect financial interest in the operation of the Shareholder Administrative Services Plan adopted by the Trust regarding the provision of support services to the beneficial owners of Institutional Shares or in any agreements related thereto (“Disinterested Trustees”), cast in person at a meeting called for the purpose of voting on such approval.

Section 13. The Trust Instrument establishing the Trust, dated February 7, 1994 a copy of which is on file in the office of the Secretary of the State of Delaware, provides that the term “Trustees of The Commerce Funds” refers to the individual Trustees in their capacity as Trustees under the Trust Instrument and no Trustee, when acting in such capacity, shall be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees may satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to the Trust from the assets of the Trust only; and neither the shareholders nor Trustees nor any of their agents, whether past, present or future, shall be personally liable for any claim against the Trust or its Trustees.

Section 14. You hereby represent and warrant that:

(i) you have implemented policies and procedures reasonably designed to guard against market timing of the Funds by your Clients and to ensure that purchase, redemption and exchange transactions are processed in compliance with the Funds’ prospectuses and all applicable rules and regulations, including but not limited to Rule 22c-1 of the Investment Company Act of 1940, as amended (the “1940 Act”);

(ii) you will follow (a) any procedures set forth in this Agreement; (b) the procedures set forth in the Funds prospectuses as amended from time to time; (c) all applicable rules and regulations, including but not limited to Rule 22c-1 of the 1940 Act; and (d) your own internal policies and procedures regarding the processing of purchase, redemption and exchange transactions in a timely fashion and regarding anti-market timing policies; and

(iii) you have adopted policies and procedures reasonably designed to ensure that orders for Fund Institutional Shares (“Fund Orders”) received prior to the close of trading are segregated from Fund Orders received after the close of trading, and that such orders are properly transmitted to the Funds (or their agents) in accordance with this Agreement for execution at the current day’s net asset value and that such procedures either prevent or detect on a timely basis instances of noncompliance with the policy with respect to the receipt and processing of Fund Orders.

You will indemnify and hold the Trust harmless against any liabilities (including costs of investigation and defense) to which the Trust becomes subject as a result of your breach of this Section 14.

Section 15. You hereby represent and warrant that during the term of this Agreement, your operating policies and procedures will be in compliance with Title III of the USA PATRIOT Act of 2001 and that you will:

•	conduct appropriate due diligence with respect to your Client;

•	know your customers and will not invest monies into the Funds that you suspect are derived from illegal sources;

•	monitor Client accounts for suspicious activity; report suspicious activity to appropriate authorities and notify the compliance officer of the Funds in the event you identify and/or report suspicious activities with respect to Clients holding Institutional Shares; and

•	provide appropriate training and supervision to your employees to ensure they understand activities that may be indicative of money laundering activities and that they understand and comply with the foregoing requirements of this Section 15.

If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to The Commerce Funds, c/o Commerce Investment Advisors, Inc., Attention: William Schuetter, 922 Walnut Street, Kansas City, Missouri 64106.

Very truly yours,

THE COMMERCE FUNDS

Date:	By:
Authorized Officer

Accepted and Agreed to:

COMMERCE BROKERAGE, INC.

Date:	By:
Authorized Officer

This Agreement is effective as of

APPENDIX A

Please check the appropriate boxes to indicate the Series of The Commerce Funds for which you wish to act as a Service Organization with respect to Institutional Shares.

☐	Short-Term Government Fund

☐	Bond Fund

☐	Balanced Fund

☐	Growth Fund

☐	MidCap Growth Fund

☐	Core Equity Fund

☐	Kansas Tax-Free Intermediate Bond Fund

☐	International Equity Fund

☐	National Tax-Free Intermediate Bond Fund

☐	Missouri Tax-Free Intermediate Bond Fund

☐	Value Fund

☐	Asset Allocation Fund

APPENDIX B

Fees Payable

Fees shall be payable to you, on a monthly basis, at the rate set forth below of each Fund’s average daily net assets attributable to the Clients’ Institutional Shares for which you act as a Service Organization.

Fund	Fee

Short-Term Government Fund	0.15%

Bond Fund	0.15%

Growth Fund	0.25%

MidCap Growth Fund	0.25%

Core Equity Fund	0.25%

Kansas Tax-Free Intermediate Bond Fund	0.15%

International Equity Fund	0.25%

National Tax-Free Intermediate Bond Fund	0.15%

Missouri Tax-Free Intermediate Bond Fund	0.15%

Value Fund	0.25%

Asset Allocation Fund	0.10%